1drop Inc.
A-203, Keumkang Penterium IT Tower, 215,
Galmachi-ro, Jungwon-gu, Seongnam-si,
Gyeonggi-do, 13217, Republic of Korea

Date: May 22, 2020

Letter of Authorization

We, 1drop Inc. as with its registered office at A-203, Keumkang Penterium IT Tower, 215, Galmachi-ro, Jungwon-gu, Seongnam-si, Gyeonggi-do, 13217, Republic of Korea, as the owner of medical devices listed hereunder, hereby authorize ***Global Whole Health Partners Corp.*** with registered address at *1402 North El Camino Real San Clemente CA 92672,* as our Sales Agent and Distributor in the territory of *The United States* of the following products.:

No.	Product name
1	1copy™ COVID-19 qPCR Multi Kit

This authorization letter is valid until: December 31, 2020

We declared that given information on above records are true and correct to the best of our knowledge.

Sincerely,

Joowon Rhee

CEO of 1drop Inc.

1drop

CEO / Joowon Rhee